[Proxy Card]

           THE CUMBERLAND FEDERAL BANCORPORATION, INC.
                 SPECIAL MEETING OF SHAREHOLDERS
                          June 29, 1994


     The undersigned hereby appoints
 and                               , and each of them, with the
full power of substitution, to act as attorneys and proxies for the undersigned to vote all shares of capital stock of The Cumberland Federal Bancorporation, Inc. (the "Company") which the undersigned is entitled to vote at the Special Meeting of Shareholders to be held at the Brown Hotel located at Fourth and Broadway, Louisville, Kentucky 40202 on Wednesday, June 29, 1994 at 10:00 a.m. and at any and all adjournments thereof, upon the following matters:

     1.   The adoption of the following resolution:

     Resolved, that the Affiliation Agreement and Plan and Agreement of Merger each dated as of January 10, 1994, between The Cumberland Federal Bancorporation, Inc. and Fifth Third Bancorp
(copies of which are annexed to the accompanying Proxy Statement and Prospectus as Annexes A and B, respectively) are hereby approved and adopted.

     The Board of Directors recommends a vote "FOR."

       FOR                 AGAINST                  ABSTAIN

     2. Such other matters as may properly come before the meeting and/or any adjournment or adjournments thereof, as they in their discretion may determine. The Board of Directors is not aware of any such matters.

                            <OVER>

     THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE PROPOSAL TO ADOPT THE AFFILIATION AGREEMENT AND THE PLAN AND AGREEMENT OF MERGER. IF ANY OTHER BUSINESS IS PRESENTED AT SUCH MEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN THEIR BEST JUDGMENT. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.

     THE PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

     Should the undersigned be present and elect to vote at the Special Meeting or at any adjournment thereof, and after notification to the Secretary of the Company at the Special Meeting of the shareholder's decision to terminate this proxy, the power of the attorneys-in-fact or agents shall be deemed terminated and of no further force and effect.

     The undersigned acknowledges receipt from the Company, prior to the execution of this Proxy, of notice of the Special Meeting and of a Proxy Statement and Prospectus dated _______________, 1994.


                                   Dated                    , 1994




                                   Signature of Shareholder




                                   Signature of Shareholder

                                   Please sign exactly as your
                                   name or names appear to the
                                   left.  When signing as
                                   attorney, executor,
                                   administrator, trustee or
                                   guardian, please give your full
                                   title.  If shares are held
                                   jointly, each holder should
                                   sign.


PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY PROMPTLY IN THE
ENCLOSED POSTAGE PAID ENVELOPE.